Exhibit 5.1
November 2, 2011
Superior Energy Services, Inc.
601 Poydras Street, Suite 2400
New Orleans, Louisiana 70130
Ladies and Gentlemen:
     We have acted as special counsel to Superior Energy Services, Inc., a Delaware corporation (“Superior”), in connection with (i) the proposed merger contemplated by the Agreement and Plan of Merger dated as of October 9, 2011 (the “Merger Agreement”), among Complete Production Services, Inc., a Delaware corporation, Superior and SPN Fairway Acquisition, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Superior (“Merger Sub”), and (ii) the preparation of the Registration Statement on Form S-4 (Registration No. 333-[__________]) (the “Registration Statement,” which term includes amendments thereto through the date hereof but does not include any other document or agreement whether or not specifically referred to or incorporated therein or attached as an exhibit, annex or schedule thereto) initially filed by Superior with the U.S. Securities and Exchange Commission (the “SEC”) on November 3, 2011 relating to shares of Superior common stock, $0.001 par value per share (the “Shares”), issuable in accordance with the terms and subject to the conditions set forth in the Merger Agreement.
     In connection with rendering this opinion, we have examined copies of the Registration Statement, the Merger Agreement, the organizational documents of Superior, the corporate records of Superior pertaining to the authorization of the Merger Agreement and Registration Statement, and such other documents as we have deemed necessary or appropriate as a basis for our opinion. In conducting our examination, we have assumed without verification the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such copies, the due authorization, execution and delivery of all documents by all parties other than Superior and Merger Sub, and the validity, binding effect and enforceability thereof on all such parties. As to questions of fact material to this opinion, we have relied upon (i) the accuracy of certificates and other comparable documents of officers and representatives of Superior, (ii) representations and warranties made by Superior in the Merger Agreement (other than representations and warranties as to legal matters that are the subject of this opinion), (iii)

Superior Energy Services, Inc.
November 2, 2011

statements made to us in discussions with Superior’s management and (iv) certificates of public officials.
     Based upon and subject to the foregoing, we are of the opinion that, following the amendment to Superior’s certificate of incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, as described in the Registration Statement (the “Charter Amendment”), the Shares will be duly authorized and, when issued following the effectiveness of the Registration Statement in accordance with the terms and conditions of the Merger Agreement (including approval by Superior’s stockholders of such issuance of Shares and the adoption by Superior’s stockholders of the Charter Amendment), will be legally issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the reference to us in the prospectus forming a part thereof under the heading titled “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the SEC promulgated thereunder.
     Our opinion has been furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K promulgated by the SEC, and is expressly limited to the matters set forth above. We render no opinion, whether by implication or otherwise, as to any other matters relating to Superior, the Merger Agreement, the Registration Statement or any of the transactions contemplated or discussed thereunder.

Very truly yours,

/s/ Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.
Jones, Walker, Waechter, Poitevent,
Carrère & Denègre, L.L.P.